EXHIBIT 5

                      OPINION OF KUTAK ROCK LLP

September 6, 2000

Board of Directors
AMCON Distributing Company
10228 L Street
Omaha, Nebraska  68127

RE: AMCON Distributing Company Registration Statement on Form S-8 for up to
    250,000 Additional Shares of Common Stock Issuable Under the First Amended and Restated 1994 Stock Option Plan

Ladies and Gentlemen:

We have acted as counsel to AMCON Distributing Company, a Delaware corporation (the "Company") in connection with the filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 250,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable pursuant to the exercise of options which may be granted to directors, officers, employees and advisors of the Company under the terms of the Company's First Amended and Restated 1994 Stock Option Plan, as they may be further amended from time to time (the "Plan").

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K. In rendering this opinion, we have reviewed the Company's charter documents, the Plan and the corporate proceedings taken by the Company in connection with the establishment, amendment and administration of the Plan. Based on, and subject to the foregoing, it is our opinion that the shares of Common Stock, when issued and paid for in accordance with the Plan, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Common Stock.

                                      Sincerely,

                                      /S/ KUTAK ROCK LLP
                                      KUTAK ROCK LLP